                              FOR IMMEDIATE RELEASE
Contacts:
                              Donald C. Weinberger,
Robert F. Apple,              Wolfe Axelrod Weinberger Assoc. LLC,
Chief Financial Officer,      212-370-4500, 212-370-4505 fax
InKine, 215-283-6850          don@wolfeaxelrod.com

                  INKINE ANNOUNCES 13 MILLION PRIVATE PLACEMENT
                       OF SENIOR SECURED CONVERTIBLE NOTES

BLUE BELL, PA December 16, 2002 - InKine Pharmaceutical Company, Inc. (Nasdaq:
INKP) - today announced that the Company has signed a definitive agreement for a private placement of $13 million 10% Senior Secured Convertible Notes due June 2005 together with warrants to four accredited investors under Regulation D of the Securities Act of 1933, as amended. Investors in the private placement include S.A.C. Capital Associates LLC, Royal Bank of Canada, Tail Wind Fund Ltd., and Solomon Strategic Holdings, Inc. The notes are convertible into InKine's common stock at a fixed conversion price of $1.85 per share with no anti-dilution provisions and are subject to forced conversion at InKine's option under certain circumstances. InKine agreed to file a registration statement for the resale of the common stock issuable upon conversion of the notes and exercise of the warrants within 60 days after the closing of the private placement.

The Company will use all of the proceeds from the financing to repay its current outstanding June 2003 Convertible Notes, which are being redeemed at a 30% premium to face value. As a result, the Company will incur a significant one-time charge in the fourth quarter of 2002 related to the redemption of the June 2003 Convertible Notes.

Robert F. Apple, Executive Vice President and Chief Financial Officer of InKine commented, "We are pleased with the terms of our private placement of $13 million Senior Secured Convertible Notes. We are delighted to have attracted such quality investors to the private placement, which includes both current and new investors."

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The notes and the common stock issuable upon conversion of the notes and exercise of the warrants have not been registered under the Securities Act, or any state securities laws, and are being offered and sold through initial purchasers to accredited investors in reliance on Regulation D under the Securities Act. Unless so registered, the notes and the common stock issuable upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable states securities laws.

                      -------------------------------------

About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded biopharmaceutical company focused on the diagnosis and treatment of cancer and autoimmune diseases. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's first product, Visicol(TM) is the first and only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IBStat(TM), is a novel oral hysocyamine spray for the treatment of Irritable Bowel Syndrome (IBS) and spasm of the colon. Additionally, the Company is developing other clinical compounds such as Colirest(TM), which is in clinical trials for the treatment of Crohn's disease and completed Phase II trials for the treatment of ulcerative colitis. For further information, please visit InKine on their web site http://www.inkine.com.
                         ----------------------

In addition to historical facts or statement of current condition, this press release may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.